UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2015

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders voted on (i) the election of directors; (ii) an advisory vote on the compensation of the Company's named executive officers, (iii) ratification of the Board of Directors' selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. The number of votes cast for and against, and abstentions and broker non-votes with respect to each matter are set forth below.

	For	Against	Abstain	Broker Non-Votes
1. Election of Directors				15,013,359
Peter J. Crowley	43,318,589	2,403,726	330,712
Paul J. Maddon	44,675,056	1,048,675	329,296
Mark R. Baker	44,678,211	1,045,363	329,453
Karen J. Ferrante	45,328,185	394,164	330,678
Michael D. Kishbauch	44,099,534	1,622,357	331,136
David A. Scheinberg	44,958,936	764,863	329,228
Nicole S. Williams	45,238,637	484,487	329,903

2. Advisory vote on compensation of named executive officers	45,492,566	207,659	352,802	15,013,359

3. Ratification of selection of Ernst & Young LLP	60,596,087	123,031	347,268	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President - Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: June 11, 2015